Exhibit 10.2

PATHEON INC.

2011 AMENDED AND RESTATED

INCENTIVE STOCK OPTION PLAN

MARCH 10, 2011

1.	Purposes of the Plan

The purposes of the Amended and Restated Incentive Stock Option Plan (the “Plan”) are (i) to grant to directors, officers and key employees of Patheon Inc. (the “Corporation”) and its subsidiaries or any other person or company engaged to provide ongoing management or consulting services to the Corporation or any entity controlled by the Corporation (each, an “Eligible Person”) options (the “Options”) to purchase restricted voting shares (the “Shares”) of the Corporation in order to encourage the productivity of such Eligible Persons in furthering the growth and development of the Corporation and (ii) to assist the Corporation in retaining and attracting executives with experience and ability to reward significant performance achievements.

2.	Administration

The Plan shall be administered by a committee (the “Compensation Committee”) of three or more members of the board of directors of the Corporation (the “Board”). The Compensation Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan. Individual members of the Compensation Committee shall be eligible to be granted Options under the Plan. Where it is proposed that Options be issued to a member of the Compensation Committee, such member shall refrain from voting on the resolution of the Compensation Committee approving such issuance, and such Options shall only be granted if approved by a majority of the other members of the Compensation Committee. The Options granted under the Plan may constitute “Incentive Stock Options” or “ISOs” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”), if the Compensation Committee so chooses.

3.	Shares Subject to the Plan

The maximum number of Shares that may be issued upon the exercise of Options granted under the Plan shall be 15,500,151 Shares, subject to adjustment pursuant to Section 11 of the Plan. The maximum number of Shares reserved for issuance under Options granted to any one person within any one year period shall not exceed 6,458,396 Shares, subject to adjustment pursuant to Section 11 of the Plan. The aggregate number of Shares reserved for issuance under Options granted to directors of the Corporation who are not employees of the Corporation (“Outside Directors”) shall not exceed 1% of the then issued and outstanding Shares (on a non-diluted basis), which for greater certainty, in no event shall exceed 15,500,151 Shares, subject to adjustment pursuant to Section 11 of the Plan. The number of Shares issuable to insiders, at any time, under all security based compensation arrangements, cannot exceed 10% of issued and outstanding Shares. The number of Shares issued to insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of issued and outstanding Shares. All Shares subject to Options that have, expired or have been forfeited or surrendered or otherwise terminated without the issuance of such Shares shall continue to be available for any subsequent issuance of Options under the Plan. Any Shares withheld to satisfy tax withholding obligations on Options issued under the Plan and Shares used to pay the exercise price of Options under the Plan shall not be available for any subsequent issuance of Options under the Plan.

4.	Grant of Options

The Compensation Committee shall from time to time designate and recommend to the Board for approval the Eligible Persons to whom Options should be granted (the “Optionees”) and the number of Shares to be covered by each such Option, provided that ISOs may be granted only to eligible employees of the Corporation and its subsidiaries.

Any Optionee, at the time of the granting of the Option, may hold more than one Option. The granting of each Option shall be evidenced by a letter from the Corporation addressed to the Optionee setting forth the number of Shares covered by such Option, the subscription price, the option period(s) and, as applicable, that the Option is intended to be an ISO.

5.	Subscription Price

The subscription price for each Share (the “Option Price”) covered by an Option shall be determined by the Compensation Committee and approved by the Board; but under no circumstances shall any price be less than the “market price” per Share on the date of grant. For the purposes hereof, “market price” per Share shall be the closing price of the Shares as reported on the Toronto Stock Exchange (or, if the Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange in Canada or the United States on which such Shares are listed and posted for trading as may be selected for such purpose by the Board) on the date of grant.

6.	Option Period

Each Option shall be exercisable during a period (an “Option Period”) recommended by the Compensation Committee and approved by the Board, which shall commence not earlier than the date of the grant of the Option, and shall expire not later than ten years after such date. Subject to the proviso that under no circumstances shall any Option Period extend beyond ten years from the date of grant, the following shall also apply:

(a)	in the event of the death of the Optionee either before or after retirement, the Option Period for Options outstanding at the time of death shall expire on the first anniversary of the date of death (but not after the expiry date of the Option first established) and may be exercised by the legal personal representative(s) of the Optionee on or before expiry on such first anniversary;

(b)	if an Optionee’s employment or other service with the Corporation terminates because of retirement at or subsequent to normal retirement age, the Option Period for Options then outstanding shall expire on the first anniversary of the date of retirement or such later date as may be fixed (but not after the expiry date of the Option first established), it being understood that an ISO must be exercised within 3 months following retirement (or such other period as may from time to time be prescribed by law) to qualify for ISO tax treatment;

(c)	if an Optionee’s employment or other service with the Corporation terminates for any cause other than death, retirement at or subsequent to normal retirement age or Just Cause (as hereinafter defined), the Option Period for Options then outstanding shall expire 3 months after the date of termination of employment or such later date as the Compensation Committee may fix (but not after the termination date of the Option first established), it being understood that an ISO must be exercised within 3 months following termination for any cause other than death or disability (or such other period as may from time to time be prescribed by law) to qualify for ISO tax treatment;

(d)	if an Optionee’s employment or other service with the Corporation terminates by reason of his dismissal or removal for just cause, including but not limited to fraud or willful fault or neglect (“Just Cause”), the Option Period for Options then outstanding shall be deemed to have expired on the date immediately preceding the date of such dismissal; and

(e)	notwithstanding the foregoing but subject to the Compensation Committee otherwise determining, an Option and all rights to purchase Shares pursuant thereto granted to an Outside Director shall expire and terminate immediately upon the Optionee ceasing to be a director of the Corporation;

All rights under (i) an Option unexercised at the expiry of the Option Period or (ii) an Option for which the Option Period has not commenced prior to the date of death or termination of employment or other service with the Corporation shall be forfeited.

Notwithstanding the foregoing, if the term of an Option held by any Optionee expires during or within 10 business days of the expiration of a period when the Optionee is prohibited from trading in the Corporation’s securities pursuant to (i) the Corporation’s written policies then applicable, or (ii) a notice in writing to the Optionee by a senior officer or director of the Corporation (the “Black-out Period”), then the term of such Option shall be extended to the close of business at the tenth business day following the expiration of the Black-out Period. With regard to Optionees who are U.S. taxpayers, the term “Black-out Period” shall only include a period that the Optionee cannot exercise the Option because such exercise would violate an applicable United States federal, state, local, or foreign law.

Where used in this Section 6, the word “month” means a period of 30 consecutive days and the term “business day” means any day other than Saturday and Sunday on which the Toronto Stock Exchange is open for business.

7.	Exercise of Option

(a)	An Option may be exercised in whole at any time or in part from time to time during the Option Period. Exercise shall be made by written notice to the Corporation setting forth the number of Shares with respect to which the Option is being exercised and specifying the address to which the certificate evidencing such Shares is to be delivered. Such notice shall be accompanied by a certified cheque made payable to the Corporation or other evidence of payment satisfactory to the Corporation in the amount of the Option Price, together with the amount the Corporation determines, in its discretion, is required to satisfy the Corporation’s withholding tax and source deduction remittance obligations in respect of the exercise of the Options and issuance of Shares. The Corporation shall cause a certificate for the number of Shares specified in the notice to be issued in the name of the Optionee and delivered to the address specified in the notice not later than five business days following receipt of such notice and cheque or other evidence of payment.

(b)	If the Shares are listed and posted for trading on a stock exchange or market, an Optionee may elect a cashless exercise in a written notice of exercise if the Shares issuable on the exercise are to be immediately sold. In such case, the Optionee will not be required to deliver to the Corporation a cheque for the applicable Option Price referred to in paragraph (a) above. Instead the following procedure will be followed:

(i)	The Optionee will, directly or through an intermediary, instruct a broker selected by the Optionee (or selected by the Corporation at the Corporation’s sole option) to sell through the stock exchange or market on which the Shares are listed or quoted, the Shares issuable on the exercise of Options, as soon as possible at the then applicable bid price of the Shares.

(ii)	On the trade date, the Optionee will deliver the written notice of exercise including details of the trades to the Corporation electing the cashless exercise and the Corporation will direct its registrar and transfer agent to issue a certificate in the name of the broker (or as the broker may otherwise direct) for the number of Shares issued on the exercise of the Options, against payment by the broker to the Corporation of (i) the Option Price for such Shares; and (ii) the amount the Corporation determines, in its discretion, is required to satisfy the Corporation’s withholding tax and source deduction remittance obligations in respect of the exercise of the Options and issuance of Shares.

(iii)	The broker will deliver to the Optionee the remaining proceeds of sale, net of the brokerage commission.

(c)	Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(i)	completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(ii)	the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

(iii)	the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

8.	Non-assignable

No Option or any interest therein shall be assignable or transferable by the Optionee otherwise than by will or the law of succession.

9.	Not a Shareholder

An Optionee shall have no rights as a shareholder of the Corporation with respect to any Shares covered by his or her Option until he or she shall have become the holder of record of such Shares.

10.	Taxes and Source Deductions

The Corporation or an affiliate may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Corporation or the affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to remit in connection with this Plan, any Options or any issuance of Shares. Without limiting the generality of the foregoing, the Corporation may, at its discretion: (i) deduct and withhold those amounts it is required to remit from any cash remuneration or other amount payable to the Optionee, whether or not related to the Plan, the exercise of any Options or the issue of any Shares; (ii) allow the Optionee to make a cash payment to the Corporation equal to the amount required to be remitted, which amount shall be remitted by the Corporation to the appropriate governmental authority for the account of the Optionee; or (iii) sell, on behalf of the Optionee, that number of Shares to be issued upon the exercise of Options such that the amount withheld by the Corporation from the proceeds of such sale will be sufficient to satisfy any taxes required to be remitted by the Corporation for the account of the Optionee. Where the Corporation considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Shares to be issued to an Optionee on the exercise of Options may be made conditional upon the Optionee (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment in a timely manner of all taxes required to be remitted for the account of the Optionee.

11.	Effects of Alteration of Share Capital

In the event of any change in the outstanding Shares of the Corporation by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, an equitable adjustment shall be made in the maximum number of kind of Shares issuable under the Plan or subject to outstanding Options and in the Option Price. Such adjustment shall be determined by the Compensation Committee and, if appropriate, approved by the Board, and shall be conclusive and binding for all purposes of the Plan.

12.	Amendments Not Requiring Shareholder Approval

Subject to Section 13, applicable law and the rules and regulations of any stock exchange on which the Shares may be listed, the Board may from time to time in its absolute discretion make amendments, modifications and changes to the Plan or to any Option granted hereunder without notice to or approval by the shareholders of the Corporation including:

(a)	minor changes of a “housekeeping nature”, including any amendments to any definitions in the Plan or any Option;

(b)	changes in the administration of the Plan including to the delegation by the Board of responsibility for the Plan to any committee of the Board;

(c)	changes implemented pursuant to a Change in Control, as defined in Section 14;

(d)	changing the exercise method and frequency, the Option Price (including the method of determining the market price), the Option Period (including any alteration, extension or acceleration of the vesting of Options) or the provisions relating to the effect of termination of an Optionee’s employment in Section 6 (for greater certainty, any reduction in the Option Price benefiting an insider or an extension of the Option Period benefiting an insider will require shareholder approval in accordance with Section 13);

(e)	changing the terms and conditions of any financial assistance which may be provided by the Corporation to Optionees to facilitate the purchase of Shares under the Plan;

(f)	adding, removing or changing a cashless exercise feature or automatic exercise feature payable in cash or securities;

(g)	changes required for compliance with applicable laws or regulations, tax or accounting provisions or the rules or requirements of any tax or regulatory authority or stock exchange;

(h)	correcting errors or omissions or clarifying the provisions of the Plan or any Option;

(i)	changes to enable the Options to qualify for favourable treatment under applicable tax laws;

(j)	changing the application of Section 11 (Effects of Alteration of Share Capital) and Section 14 (Change in Control); and

(k)	suspending or terminating the Plan.

13.	Amendments Requiring Shareholder Approval

The following specific types of amendments require approval by the shareholders of the Corporation:

(a)	any increase in the maximum number of Shares issuable under the Plan (other than pursuant to Section 11);

(b)	any change in the class of Eligible Persons;

(c)	a reduction in the Option Price benefiting an insider of the Corporation;

(d)	an extension of the Option Period benefiting an insider of the Corporation;

(e)	any increase in the maximum Option Period permitted under the Plan;

(f)	any increase in the maximum number of Shares that may be reserved for issuance under Options granted to Outside Directors;

(g)	any increase in the maximum number of Shares that may be reserved for issuance to insiders under all security based compensation arrangements;

(h)	any increase in the maximum number of Shares that may be issued to insiders in any one year period under all security based compensation arrangements;

(i)	the cancellation and reissue of any Option;

(j)	any amendment to the provisions of the Plan that would permit Options to be transferred or assigned other than by will or the law of succession; and

(k)	any amendments to the amendment provisions of the Plan.

Notwithstanding Section 12 or any other provision of the Plan, any amendment for which shareholder approval would be required to bring the Plan within the performance-based compensation exception under Section 162(m) of the Code, will require shareholder approval.

For the purposes of this Section 13, an amendment does not include an accelerated expiry of an Option by reason of the fact that an Optionee ceases to be an officer, director, or employee of the Corporation or any of its subsidiaries.

The shareholders’ approval of an amendment, if required pursuant to the terms hereof, shall be given by approval of the holders of a majority of the Shares present and voting in person or by proxy at a duly called meeting of the shareholders. Options may be granted under the Plan prior to the approval of the amendment, provided that no Shares may be issued pursuant to the amended terms of the Plan until the shareholders’ approval of the amendment has been obtained.

No amendment, modification or change may, without the consent of the Optionee to whom Options shall theretofore have been granted, adversely affect the rights of such Optionee.

14.	Change in Control

In the event of a Change in Control, each Option granted and outstanding under the Plan shall become immediately exercisable, even if such Option is not otherwise vested or exercisable in accordance with its terms.

In the event of a Change in Control or a potential Change in Control, the Board of Directors shall have the power, subject to Section 13, to make such changes to the terms of the Options as it considers fair and appropriate in the circumstances, including but not limited to: (i) accelerating the date at which Options become exercisable; and (ii) otherwise modifying the terms of the Options to assist the Optionees to tender into a take-over bid or other arrangement leading to a Change in Control.

For purposes of this Section 14, “Change in Control” means the occurrence of any of the following:

(a)	any person or group, other than JLL Patheon Holdings LLC or its affiliates (as determined pursuant to applicable securities legislation, including all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder), acquires beneficial ownership of securities of the Corporation carrying 30% or more of the voting rights attached to all securities of the Corporation then outstanding entitled to vote in the election of directors of the Corporation (collectively, “Voting Shares”) including securities convertible into, or exchangeable for, or providing for the issuance of, Voting Shares; provided, however, that, for the purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control:

(i)	any acquisition of beneficial ownership of Voting Shares by the Corporation or any of its subsidiaries;

(ii)	any acquisition of beneficial ownership of Voting Shares by any employee benefit plan (or related trust) of the Corporation or its subsidiaries;

(iii)	any acquisition of beneficial ownership of Voting Shares by any person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b); or

(iv)	any acquisition of beneficial ownership of Voting Shares by any person whose ordinary business includes the management of investment funds for others and such Voting Shares are beneficially owned by such person in the ordinary course of such business;

(b)	consummation of a merger, amalgamation, arrangement, business combination, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(i)	persons who were the beneficial owners, respectively, of the outstanding common shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding Voting Shares of the person resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries);

(ii)	no person (excluding any person resulting from the Business Combination or any employee benefit plan (or related trust) of the Corporation or such person resulting from the Business Combination) or group beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding Voting Shares of the person resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination; and

(iii)	at least a majority of the members of the board of directors of the person resulting from such Business Combination were members of the incumbent board of directors at the time of the execution of the initial agreement providing for, or the action of the board of directors approving, such Business Combination.

15.	Compliance with Applicable Foreign Laws

Notwithstanding any other provision of this Plan to the contrary, in order to comply with the laws in other countries or other jurisdictions in which the Corporation and its subsidiaries operate or have employees, the Compensation Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which subsidiaries shall be covered by this Plan.

(b)	Determine which Eligible Persons outside Canada and the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Option granted to Optionees outside Canada and the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15 by the Compensation Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Option is granted, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Compensation Committee may not take any actions hereunder, and no Options shall be granted, that would violate applicable law.

16.	Compliance with State Securities Laws

Notwithstanding any provision of this Plan to the contrary, the Compensation Committee, in its sole discretion, shall have the power and authority to modify the terms and conditions of any Option granted to Optionees who reside in one or more individual states to the extent necessary or desirable under applicable state securities laws. Any modifications to Plan terms and procedures established under this Section 16 by the Compensation Committee shall be attached to this Plan document as appendices.

17.	Deferred Compensation

No deferral of compensation (as defined under Section 409A of the Code or guidance thereto) is intended under this Plan. If, notwithstanding this intent, the grant of an Option, reduction of an Option Price, extension of an Option Period or other change to the terms of an Option would give rise to deferred compensation as defined under Section 409A of the Code at a time when the Option(s) fail to meet the requirements of Section 409A of the Code, then such grant, reduction, extension or other change shall be null and void.

APPENDIX A

Patheon Inc.

2011 Amended and Restated

Incentive Stock Option Plan

March 10, 2011

Provisions Applicable to California Residents

Notwithstanding anything to the contrary otherwise appearing in the Plan, to the extent applicable, the following provisions promulgated under the California Code of Regulations, together with any and all amendments, supplements or revisions thereto, shall apply to any stock option granted under the Plan to a resident of the State of California and, in the event of any conflict or inconsistency between the following provisions and the provisions otherwise appearing in the Plan, the following provisions shall control, solely with respect to options or other awards granted under the Plan to residents of the State of California:

Rule 260.140.41., Compensatory option plans

Options granted to employees [including insurance agents who are employees for purposes of Rule 701(c) under the Securities Act of 1933, as amended (17 C.F.R. 230.701(c))], officers, directors, general partners, trustees (where the issuer is a business trust) managers, advisors or consultants of the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parents as part of a compensatory benefit plan shall be pursuant to a plan or agreement that provides for all of the following:

(a) The total number of securities (which may be expressed as a specific number of securities or as a percentage of the total number of securities outstanding from time to time) which may be issued and the persons eligible to receive options to purchase these securities.

(b) An exercise period of not more than 120 months from the date the option is granted.

(c) The non-transferability of the options, provided that the plan or agreement may permit transfer by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(d) The proportionate adjustment of the number of securities purchasable and the exercise price thereof under the option in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the option.

(e) Unless employment is terminated for cause as defined by applicable law, the terms of the plan or option grant or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, continues until the earlier of the option expiration date or:

(1) At least 6 months from the date of termination if termination was caused by death or disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or disability.

(f) Options must be granted within 10 years from the date the plan or agreement is adopted or the date the plan or agreement is approved by the issuer’s security holders, whichever is earlier.

(g) The plan or agreement must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the date the plan is adopted or the date the agreement is entered into or (2) prior to or within 12 months of the granting of any option or issuance of any security under the plan or agreement in this state. Any option granted to any person in this state that is exercised before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained. A foreign private issuer, as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended (17 C.F.R. 240.3b-4), shall not be required to comply with this subsection provided that the aggregate number of persons in this state granted options under all option plans and agreements and issued securities under all purchase and bonus plans and agreements does not exceed 35.

(h) Compliance with Section 260.140.46 of these rules regarding the information required to be received by security holders.

Rule 260.140.45, Limitation on number of securities

(a) The total number of securities issuable upon exercise of all outstanding options [exclusive of rights described in Section 260.140.40 and warrants described in Sections 260.140.43 and 260.140.44 of these rules, and any purchase plan or agreement as described in Section 260.1 40.42 of these rules (provided that the purchase plan or agreement provides that all securities will have a purchase price of 100% of the fair value (Section 260.140.50) of the security either at the time the person is granted the right to purchase securities under the plan or agreement or at the time the purchase is consummated)], and the total number of securities called for under any bonus or similar plan or agreement shall not exceed a number of securities which is equal to 30% of the then outstanding securities of the issuer (convertible preferred or convertible senior common shares of stock will be counted on an as if converted basis), exclusive of securities subject to promotional waivers under Section 260.141, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities entitled to vote.

(b) The 30% limitation set forth in this Rule, or such other percentage limitation as may be approved pursuant to this Rule, shall be deemed satisfied if the plan or agreement provides that at no time shall the total number of securities issuable upon exercise of all outstanding options and the total number of securities provided for under any bonus or similar plan or agreement of the issuer exceed the applicable percentage as calculated in accordance with the conditions and the exclusions of this Rule, based on the securities of the issuer which are outstanding at the time the calculation is made.

(c) This section shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

Rule 260.140.46, Information to security holders

Plans or agreements pursuant to which securities are to be issued to employees, officers, directors, managers, advisors or consultants (including option, purchase and bonus plans) shall provide that the security holder(s) will receive financial statements at least annually. This section does not require the use of financial statements in accordance with Section 260.613 of these rules. This section shall not apply when issuance is limited to key persons whose duties in connection with the issuer assure them access to equivalent information. This section shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

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Appendix B

PATHEON INC.

2011 Amended and Restated

Incentive Stock Option Plan

March 10, 2011

Residents of Puerto Rico

Options granted to Eligible Persons who are residents of Puerto Rico are subject to the following additional conditions:

1.	Eligible Persons

The definition of “Eligible Persons” shall mean only directors, officers and key employees of the Corporation and its subsidiaries.

2.	Shares Subject to the Plan

Notwithstanding clause 3 of the Plan, the maximum number of Shares that may be issued upon the exercise of Options granted under the Plan is 15,500,151, subject to adjustment pursuant to Section 11 of the Plan.

3.	Withholding Taxes, etc.

Pursuant to applicable United States federal laws and laws of the Commonwealth of Puerto Rico, the Corporation is or may be required to collect withholding taxes upon the exercise of an Option. The Corporation may require, as a condition to the exercise of an Option or the issuance of a share certificate, that the Optionee concurrently pay to the Corporation in cash the entire amount or a portion of any taxes which the Corporation is required to withhold by reason of such exercise, in such amount as the Compensation Committee in its discretion may determine.

4.	Restrictions to be “Qualified Options”

In order to be “qualified options” pursuant to the Internal Revenue Code for a New Puerto Rico, as amended, the aggregate market value or aggregate book value of Shares with respect to which Options may be exercised for the first time by an individual during any calendar year (under all plans of the Corporation or any of its subsidiaries) may not exceed $100,000 or such other amount as may be prescribed from time to time. In addition, such Options must have been granted no later than March 31, 2015.

5.	Investment Representation

Each Optionee by accepting an Option represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all Shares purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any Option, the person entitled to exercise the same shall upon request of the Corporation furnish evidence satisfactory to the Corporation (including a written and signed representation) to the effect that the Shares are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Corporation may if it deems appropriate affix a legend to certificates representing Shares purchased upon exercise of Options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

6.	Offers and Sales Made in Puerto Rico; No Offers or Sales Where Prohibited

Each Optionee by accepting an Option represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that the offer of the Shares which may be purchased upon exercise of an Option and the sale of any Shares upon exercise of an Option has and will occur (unless the Corporation otherwise determines) only in the Commonwealth of Puerto Rico, which is the operating location of the Corporation’s subsidiary, MOVA Pharmaceutical Corporation. NO OFFER IS HEREBY MADE (AND THE GRANT OF AN OPTION SHALL NOT CONSTITUTE AN OFFER) TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

7.	No Approval of Options or Shares by any Regulatory Authority

NEITHER THE OPTIONS NOR THE SHARES HAVE BEEN REGISTERED UNDER THE PUERTO RICO UNIFORM SECURITIES ACT BASED ON AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. NEITHER THE OPTIONS NOR THE SHARES HAVE BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OF FINANCIAL INSTITUTIONS OF PUERTO RICO OR ANY OTHER AGENCY NOR HAS THE COMMISSION, THE DIVISION OR ANY SUCH OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED TO OPTIONEES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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APPENDIX C

PATHEON INC.

2011 Amended and Restated

Incentive Stock Option Plan

March 10, 2011

UK UNAPPROVED SUBPLAN

(as originally adopted by resolution dated 10 June 2010 and following amendments made to the Plan further adopted by resolution dated June 10, 2011)

This Subplan constitutes an unapproved part of the Patheon Inc. Amended and Restated Incentive Stock Option Plan dated 31 March 2005 - current version 10 March 2011 (“the Plan”) and incorporates all the rules of the Plan, but modified in accordance with this Subplan.

This Subplan applies to Patheon UK Limited and any other Participating Company. For the purposes of this Subplan “Participating Company” shall mean Patheon UK Limited and any other company which is for the time being nominated by the board of directors of the Company to be a Participating Company being a company of which the Company has control.

Words and expressions not otherwise defined shall have the same meanings as in Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”).

1.	PURPOSE OF THE UK UNAPPROVED SUBPLAN

The purpose of this unapproved Subplan is to establish a plan under which Options may be granted to Eligible Persons which exceed the requirements for approval under Schedule 4 of ITEPA.

2.	SUBSCRIPTION PRICE

The market price determined by the Compensation Committee at the time of grant shall be no less than the market value of a Share on the date of grant.

3.	EXERCISE OF OPTION

(a)	In the event that, on the exercise of an Option by the Optionee under Rule 7 of the Plan, that Optionee’s employing company would be liable for Employer’s National Insurance Contributions in respect of that exercise, the exercise of that Option shall not be effective unless within 30 days after the date on which the notice of exercise of that Option was lodged in accordance with Rule 7 whichever of the following two conditions as is specified by the Compensation Committee is satisfied:

(i)	the Optionee shall have entered into an agreement under which his employing company may recover from him all or part of its liability for Employer’s National Insurance Contributions on the exercise of that Option

(ii)	the Optionee shall have entered into a form of joint election, in such form as may be determined by the Compensation Committee and approved in advance by the Board of Inland Revenue, for the transfer to the Optionee of the whole or any part of the Employer’s National Insurance Contributions due on the exercise of that Option and the arrangements made in that election for securing that the Optionee will meet the liability transferred to him have been approved in advance by the Board of Inland Revenue provided that the Compensation Committee, in its absolute discretion, may waive the requirement for one of these two conditions to be satisfied in order for the exercise of an Option to be effective.

(b)	An Option shall be deemed to have been exercised on the date when the conditions in Rule 3(a) of this Subplan have been satisfied, unless such condition is waived in which case, the Option shall be deemed to have been exercised on the date the Notice of Exercise and subscription price is received from the Optionee.

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4.	NON ASSIGNABLE

Rule 8 of the Plan in its entirety applies to this Subplan.

5.	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

(a)	Notwithstanding any other provision of this Subplan:

(i)	this Subplan shall not form part of any contract of employment between any Participating Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Participating Company or the Company shall not be affected by his participation in this Subplan or any right which he may have to participate in it and this Subplan shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever;

(ii)	no Optionee shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or any Participating Company for any reason whatsoever;

(iii)	this Plan shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company or any Participating Company directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any Participating Company.

Patheon Inc.

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